As filed with the Securities and Exchange Commission on August 4, 2005
Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under
the Securities Act of 1933

NEUROCRINE BIOSCIENCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	33-0525145

(State of incorporation)	(I.R.S. Employer Identification No.)
12790 El Camino Real
San Diego, California 92130
(Address, including zip code, of principal executive offices)

NEUROCRINE BIOSCIENCES, INC. EMPLOYMENT COMMENCEMENT NONSTATUTORY STOCK OPTION
WITH RICHARD RANIERI
NEUROCRINE BIOSCIENCES, INC. 2003 INCENTIVE STOCK PLAN,
AS AMENDED
(Full title of the plans)

GARY A. LYONS
President, Chief Executive Officer
and Director
12790 El Camino Real
San Diego, California 92130
(858) 617-7600
(Name, address, and telephone number, including area code, of agent for service)

Copies to:
Scott N. Wolfe, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 300
San Diego, CA 92130
(858) 523-5400

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title	Amount	Offering	Aggregate	Amount of
of Securities to	to be	Price	Offering	Registration
be Registered	Registered(1)	Per Share	Price	Fee
Common Stock $0.001 par value(2)	80,000 (3)	$42.40 (4)	$ 3,392,000	$ 400
Common Stock $0.001 par value(2)	1,000,000 (5)	(6)	$44,526,765	$5,241
Total	1,080,000	—	$47,918,765	$5,641

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under either of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating preferred stock, par value $0.001 per share.

(3)	Represents 80,000 shares of common stock reserved for issuance upon the exercise of outstanding options granted under the Neurocrine Biosciences, Inc. Employment Commencement Nonstatutory Stock Option With Richard Ranieri.

(4)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined based on the exercise price of $42.40 per share.

(5)	Represents 1,000,000 additional shares of common stock available for issuance under the Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as Amended (the “2003 Plan”). The board of directors and stockholders of the registrant have approved the increase in the number of shares of common stock available for issuance under the 2003 Plan from 2,300,000 to 3,300,000 shares. The offer and sale of 2,287,500 shares of common stock under the 2003 Plan, which may previously have been or may in the future be issued upon exercise of options under the 2003 Plan, were previously registered on Form S-8 Registration Statement Nos. 333-118773 and 333-105907. The remaining 12,500 shares of common stock reserved for issuance under the 2003 Plan were granted to individuals as restricted stock grants and are not covered by this registration statement or Form S-8 Registration Statement Nos. 333-118773 and 333-105907.

(6)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: of the 1,000,000 shares of common stock reserved for issuance under the 2003 Plan being registered hereunder, (i) 254,800 shares of common stock are subject to outstanding options with an exercise price of $37.37 per share, (ii) 5,900 shares of common stock are subject to outstanding options with an exercise price of $37.68 per share, (iii) 100,000 shares of common stock are subject to outstanding options with an exercise price of $37.12 per share, (iv) 101,714 shares of common stock are subject to outstanding options with an exercise price of $41.92 per share, and (v) 537,586 shares of common stock are reserved for issuance upon exercise of options to be granted in the future. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (537,586), the Proposed Maximum Offering Price Per Share is $49.865 per share, which is the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq National Market on August 1, 2005.

PART I
INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS
Item 1. Plan Information.
     Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information.
     Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Securities and Exchange Commission (the “SEC”) by Neurocrine Biosciences, Inc. (the “Company”), are incorporated by reference in this Registration Statement.
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed February 16, 2005;

(b)	The Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2005, filed May 4, 2005, and for the three months ended June 30, 2005, filed August 4, 2005;

(c)	The Company’s Current Reports on Form 8-K filed January 12, 2005, February 9, 2005, February 17, 2005, April 15, 2005, April 18, 2005, April 27, 2005, May 26, 2005, May 27, 2005, June 14, 2005, June 24, 2005 and July 27, 2005;

(d)	The Company’s Amended Current Report on Form 8-K/A filed July 27, 2005; and

(e)	The description of the Company’s Common Stock contained in the Registration Statement on Form 8-A filed on April 3, 1996.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law generally allows the Company to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Company’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Company if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Board of Directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.
     Article VII of the Company’s Certificate of Incorporation and Article VI, Sections 6.1, 6.2 and 6.3 of the Company’s Bylaws provide for indemnification of its directors and officers, and permit indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its officers and directors.
Item 7. Exemption From Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit
Number	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Neurocrine Biosciences, Inc. Employment Commencement Nonstatutory Stock Option With Richard Ranieri

4.3*	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended, and Form of Stock Option Agreement

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on April 3, 1996, as amended (File No. 333-03172).

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed June 24, 2005.

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 4th day of August 2005.

NEUROCRINE BIOSCIENCES, INC.

By:	/s/ Gary A. Lyons

Gary A. Lyons
President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Gary A. Lyons and Paul W. Hawran his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary A. Lyons	President, Chief Executive Officer and	August 4, 2005

Gary A. Lyons	Director (Principal Executive Officer)

	Executive Vice President and Chief	August 4, 2005
/s/ Paul W. Hawran	Financial Officer (Principal Financing
Paul W. Hawran	and Accounting Officer)

/s/ Joseph A. Mollica, Ph.D.	Chairman of the Board of Directors	August 4, 2005

Joseph A. Mollica, Ph.D.

/s/ Corinne H. Lyle	Director	August 4, 2005

Corinne H. Lyle

/s/ Richard F. Pops	Director	August 4, 2005

Richard F. Pops

/s/ Stephen A. Sherwin, M.D.	Director	August 4, 2005

Stephen A. Sherwin, M.D.

/s/ Wylie W. Vale. Ph.D.	Director	August 4, 2005

Wylie W. Vale. Ph.D.

INDEX TO EXHIBITS

Exhibit
Number	Document
4.1(1)	Form of Common Stock Certificate

4.2(2)	Neurocrine Biosciences, Inc. Employment Commencement Nonstatutory Stock Option With Richard Ranieri

4.3*	Neurocrine Biosciences, Inc. 2003 Incentive Stock Plan, as amended, and Form of Stock Option Agreement

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

*	Filed herewith.

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 filed on April 3, 1996, as amended (File No. 333-03172).

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed June 24, 2005.